                                                                    Exhibit 4(d)



                            ROYAL APPLIANCE MFG. CO.
                                 AS THE BORROWER

                                       AND


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   AS LENDERS

                                       AND

                               NATIONAL CITY BANK
                             AS ADMINISTRATIVE AGENT



                              ---------------------

                                 AMENDMENT NO. 1
                                   DATED AS OF
                                  MAY 28, 1999
                                       TO
                                CREDIT AGREEMENT
                                   DATED AS OF
                                   MAY 1, 1998
                              ---------------------

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of May 28, 1999 ("THIS AMENDMENT"), among:

                  (i) ROYAL APPLIANCE MFG. CO., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                  (ii) the financial institutions listed on the signature pages hereof (the "LENDERS"); and

                  (iii) NATIONAL CITY BANK, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement:

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders named therein, and the Administrative Agent entered into the Credit Agreement, dated as of May 1, 1998 (herein referred to as the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to amend certain of the provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. AMENDMENTS.

         1.1. EXTENSION OF MATURITY DATE. Effective on the Effective Date provided for in section 3 hereof, the definition of the term "Maturity Date" contained in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "MATURITY DATE" shall mean April 1, 2002, unless earlier terminated, or extended in accordance with section 4.4.

         1.2. INDEBTEDNESS COVENANT. Effective on the Effective Date provided for in section 3 hereof, section 9.4(b) of the Credit Agreement is amended by changing the dollar amount specified therein from $12,000,000 to $15,000,000.

         1.3. DIVIDENDS COVENANT. Effective on the Effective Date provided for in section 3 hereof, section 9.6 of the Credit Agreement is amended by changing the date which appears therein from December 31, 1997 to December 31, 1998, with the result that, as so amended, section 9.6 of the Credit Agreement reads in its entirety as follows:

                  9.6. DIVIDENDS, ETC. The Borrower will not (a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or (b) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, EXCEPT that if no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall be permitted to repurchase shares of its capital stock in open market or privately negotiated transactions if the aggregate amount expended for such purposes after December 31, 1998 does not exceed $20,000,000.

         1.4. MINIMUM CONSOLIDATED NET WORTH COVENANT. Effective on the Effective Date provided for in section 3 hereof, section 9.10 of the Credit Agreement is amended by changing the amount and the calendar dates which appear therein and by adding a new clause (iv) at the end thereof, with the result that section 9.10 of the Credit Agreement, as so amended, reads in its entirety as follows:

                  9.10. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than $46,723,000, EXCEPT that (i) effective as of the end of the Borrower's fiscal year ended December 31, 1999, and as of the end of each fiscal year thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the consolidated net income of the Borrower and its Subsidiaries for the fiscal year ended on such date, if any, as determined in conformity with GAAP (there being no reduction in the case of any such consolidated net income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after the Closing Date (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application), (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 50% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to December 31, 1998 as consideration in any Acquisitions permitted under section 9.2, and (iv) in determining compliance with the foregoing covenant, the effect of stock repurchases made subsequent to December 31, 1998 pursuant to section 9.6 shall not be taken into account.

         SECTION 2.        REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

         2.3. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

         2.5. RECENT FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as of December 31, 1998, and the related audited consolidated statements of income, changes in shareholders' equity, and cash flows for the fiscal year then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants, as contained in the Report on Form 10-K filed by the Borrower with the SEC for its fiscal year ended December 31, 1998. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of December 31, 1998 and the consolidated results of their operations and cash flows for the fiscal year then ended.

         SECTION 3. EFFECTIVENESS.

         This Amendment shall become effective on and as of the date (the "EFFECTIVE DATE"), on or before July 31, 1999 if the following conditions are satisfied:

                  (a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                  (b) the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution); and

                  (c) the Borrower shall have paid to the Administrative Agent, for the pro rata account of the Lenders, a nonrefundable amendment fee in the amount previously agreed between the Borrower and the Administrative Agent.

The Administrative Agent shall notify the Borrower and each Lender in writing of the Effective Date of this Amendment.

         SECTION 4. RATIFICATIONS.

         The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 5. MISCELLANEOUS.

         5.1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

         5.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.3. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.4. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement of the Credit Agreement, as amended hereby.

         5.5. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.6. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         5.7. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.8. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

----------------------------------------------------------- --------------------------------------------------------

ROYAL APPLIANCE MFG CO.                                     NATIONAL CITY BANK,
                                                                 INDIVIDUALLY AS A LENDER,
                                                                 THE LETTER OF CREDIT ISSUER
BY:_____________________________                                 AND AS ADMINISTRATIVE AGENT
        TITLE:

                                                            BY:_____________________________
                                                                    TITLE:
----------------------------------------------------------- --------------------------------------------------------

COMERICA BANK                                               NATIONAL BANK OF CANADA,
                                                                 A CANADIAN CHARTERED BANK
                                                                 CLEVELAND REPRESENTATIVE OFFICE
BY:_____________________________
        TITLE:
                                                            BY:_____________________________
                                                                    TITLE:
----------------------------------------------------------- --------------------------------------------------------